                      [KPMG PEAT MARWICK LLP LETTERHEAD]

                                                                  EXHIBIT 23.1-1



                   INDEPENDENT AUDITORS' REPORT AND CONSENT


The Board of Directors
Poppe Tyson, Inc.:


The audit referred to in our report dated May 17, 1996, included the related financial statement schedule as of March 31, 1996, and for each of the years in the three-year period ended March 31, 1996, included in the Registration Statement. This financial statement schedule is the responsibility of Poppe Tyson, Inc.'s management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement.



                                       /s/ KPMG PEAT MARWICK LLP

                                       KPMG PEAT MARWICK LLP

Omaha, Nebraska
August 7, 1996

                                                            EXHIBIT 23.1-2



                               POPPE TYSON, INC.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS





                                    BALANCE AT            WRITE OFFS,  BALANCE AT
                                    BEGINNING   BAD DEBT    NET OF        END
            DESCRIPTION              OF YEAR    EXPENSE   RECOVERIES    OF YEAR

Allowance for doubtful accounts -
 Year ended March 31, 1996            $ 70,000     2,386        2,386      70,000
                                    ==========  ========  ===========  ==========

Allowance for doubtful accounts -
 Year ended March 31, 1995            $ 70,000    29,312       29,312      70,000
                                    ==========  ========  ===========  ==========

Allowance for doubtful accounts -
 Year ended March 31, 1994            $110,000     --          40,000      70,000
                                    ==========  ========  ===========  ==========
